Exhibit 99.01

Planet Payment

Announces First Quarter 2015 Results

First quarter revenue increased 9%

Planet Payment Reports Significant Improvement in Net Income and Adjusted EBITDA for the First Quarter

LONG BEACH, N.Y., May 7, 2015 — Planet Payment, Inc. (NASDAQ:PLPM), a leading provider of international payment and transaction processing and multi-currency processing services, today announced its results for the first quarter ended March 31, 2015.

Financial Highlights for the First Quarter 2015

•	Net revenue for the quarter was $12.1 million compared to $11.2 million for 2014.
•	Net income for the quarter was $1.7 million compared to a net loss of $(0.8) million for 2014.
•	Adjusted EBITDA for the quarter was $2.8 million compared to $0.9 million for 2014.
•	Total settled dollar volume processed for the quarter was $2.1 billion compared to $1.7 billion for 2014.
•	Total settled transactions processed for the quarter was 45.4 million compared to 24.4 million for 2014.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA and Table 2 for explanation of key metrics.

Operational Highlights for the First Quarter  2015

•	Executed a 5 year extension of our agreement with Global Payments to service existing and new markets around the world.
•	Launched Pay in Your Currency with CIMB Bank in Malaysia.
•	Continued roll out of Pay in Your Currency® service with Cielo, S.A. in Brazil and with PT Bank of Central Asia in Indonesia.
•	Continued roll out of processing solution for Visa initiative in Mexico.
•	Continued increase of UPOP e-commerce processing volume for domestic and multi-currency UnionPay acquiring and processing services.
•	Continued roll out of Pay in Your Currency services with Columbia Data Services to their network of ATMs in the Unites States.

Outlook for Fiscal Year 2015

Planet Payment reaffirms its revenue, net income and adjusted EBITDA guidance for the full year 2015 as follows:

•	Net revenue estimated to be in the range of $49.0 million to $51.0 million
•	Net income estimated to be in the range of $6.0 million to $7.0 million
•	Adjusted EBITDA estimated to be in the range of $11.0 million to $12.0 million (see Table 3 for reconciliation of prospective net income to Adjusted EBITDA)
•	Fully diluted earnings per share estimated to be in the range of $0.09 to $0.11 based on 56 million fully diluted common shares outstanding.

Commenting on the results, Carl Williams, Chairman and CEO of Planet Payment, Inc., said:

“Our first quarter results continue to demonstrate Planet Payment’s commitment to our strategic plan. We intend to build on this momentum by remaining committed to our sales centric approach and our focus on operational efficiency to deliver top line growth and improved profitability.”

Conference Call

The Company will host a conference call to discuss first quarter 2015 financial results today at 5:00 pm New York time.  Carl Williams, Chairman and Chief Executive Officer, and Robert Cox, Chief Financial Officer and Chief Operating Officer will host the call.  The call will be webcast live from the Company’s investor relations website at http://ir.planetpayment.com/.  The conference call can also be accessed live over the phone by dialing (877) 407-3982, or for international callers (201) 493-6780.  A replay will be available approximately two hours after the call concludes and can be accessed on our website or by dialing (877) 870-5176, or for international callers (858) 384-5517, and entering the conference ID 13598683.  The replay will be available until our next earnings call on our website or via telephone until Thursday, May 14, 2015.

Additional analysis of the Company’s performance can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in the Quarterly Report on Form 10-Q  to be filed at www.sec.gov and posted on the Company’s investor relations website.

About Planet Payment

Planet Payment is a leading provider of international payment and transaction processing and multi-currency processing services. We provide our services in 23 countries and territories across the Asia Pacific region, the Americas, the Middle East, Africa and Europe, primarily through our more than 70 acquiring bank and processor customers. Our point-of-sale and e-commerce services help merchants sell more goods and services to consumers, and together with our ATM services are integrated within the payment card transaction flow enabling our acquiring customers, their merchants and consumers to shop, pay, transact and reconcile payment transactions in multiple currencies, geographies and channels.

Planet Payment is headquartered in New York and has offices in Atlanta, Beijing, Bermuda, Delaware, Dubai, Dublin, London, Hong Kong, Mexico City, Shanghai and Singapore. Visit www.planetpayment.com for more information about the Company and its services. For up-to-date information follow Planet Payment on Twitter at @PlanetPayment or join Planet Payment’s Facebook page.

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include ‘forward-looking statements’. All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Planet Payment and its business partners, net revenue, net income, Adjusted EBITDA, diluted earnings per share, future service launches with customers and new initiatives and customer pipeline are forward-looking statements.  Such forward-looking statements are based on a number of assumptions regarding Planet Payment’s present and future business strategies, and the environment in which Planet Payment expects to operate in future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals.  Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by processors, acquirers, merchants and others may take longer than anticipated, or may not occur at all, regulatory changes and changes in card association regulations and practices, changes in domestic and international economic conditions and changes in volume of international travel and commerce and others. Additional risks may arise, with respect to commencing operations in new countries and regions, of which Planet Payment is not fully aware at this time. See the Company’s Quarterly Report Form 10-Q, filed at www.sec.gov for other risk factors which investors should consider.  These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Planet Payment expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Enquiries:

Planet Payment, Inc. Robert Cox (CFO and COO)	Tel: + 1 516 670 3200 www.planetpayment.com

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement.  Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation.  These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net income (loss) adjusted to exclude: (1) interest expense, (2) interest income, (3) provision (benefit) for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1. Reconciliation of Net Income (Loss) to Adjusted EBITDA

For the three months ended March 31, 2015 and 2014

	Three Months Ended March 31,
	2015	2014

ADJUSTED EBITDA:

Net income (loss)	$1,711,626	$(779,290)
Interest expense	14,613	16,170
Interest income	(426)	(175)
Provision (benefit) for income taxes	110,413	(6,010)
Depreciation and amortization	725,173	746,313
Stock-based compensation expense	233,462	275,991
Restructuring charges	—	629,215
Adjusted EBITDA (non-GAAP)	$2,794,861	$882,214

Table 2.  Explanation of Key Metrics

	Three Months Ended March 31,
	2015	2014

KEY METRICS:

Consolidated gross billings(1)	$33,246,649	$31,832,572
Total settled dollar volume processed(2)	$2,074,690,850	$1,700,379,848
Total active merchant locations (at period end)(3)	104,916	67,112
Total settled transactions processed(4)	45,350,822	24,354,732

Multi-currency processing services key metrics:
Active merchant locations (at period end)(3)	42,527	24,504
Settled transactions processed(5)	3,487,816	3,171,691
Gross foreign currency mark-up(6)	$28,795,644	$28,095,890
Settled dollar volume processed(7)	$660,276,149	$680,570,444
Average net mark-up percentage on settled
dollar volume processed(8)	1.12%	1.09%
Payment processing services key metrics:
Active merchant locations (at period end)(3)	62,412	42,631
Payment processing services revenue(9)	$4,451,005	$3,736,682
Settled transactions processed(10)	41,863,006	21,183,041
Settled dollar volume processed(11)	$1,414,414,701	$1,019,809,404

(1)	Represents gross foreign currency mark-up plus payment processing services revenue.
(2)

Represents total settled dollar volume processed through both our multi-currency and payment processing services. For the three months ended March 31, 2014, the total settled dollar volume processed was updated from the amount originally reported of $1,995,274,708.

(3)

We consider a merchant location to be active as of a date if the merchant completed at least one revenue-generating transaction at the location during the 90-day period ending on such date. The total number of active merchant locations exceeds the total number of merchants, as merchants may have multiple locations. As of March 31, 2015 and 2014, there were 23 active merchant locations, included in both multi-currency and payment processing active merchant locations but are not included in total active merchant locations, in order to eliminate counting these locations twice.

(4)

Represents total settled transactions (excluding other transaction types such as authorizations and rate look-ups). For the three months ended March 31, 2014, the total settled transactions processed was updated from the amounts originally reported of 23,990,910.

(5)	Represents settled transactions processed using our multi-currency processing services (excluding other transaction types such as authorizations and rate look-ups).
(6)

Represents the gross foreign currency mark-up amount on settled dollar volume processed using our multi-currency processing services. Gross foreign currency mark-up represents multi-currency processing services net revenue plus amounts paid to acquiring banks and their merchants associated with such multi-currency processing transactions. Management believes this metric is relevant because it provides the reader an indication of the gross mark-up derived from multi-currency transactions processed through our platform during a given period.

(7)	Represents the total settled dollar volume processed using our multi-currency processing services.
(8)

Represents the average net foreign currency mark-up percentage earned on settled dollar volume processed using our multi-currency processing services. The average net mark-up percentage on settled dollar volume processed is calculated by taking total multi-currency processing services net revenue ($7.7 million and $7.4 million for the three months ended March 31, 2015 and 2014,  respectively) and dividing by settled dollar volume processed. For purposes of calculating “Average net mark-up percentage on settled dollar volume processed”, multi-currency processing services revenue includes revenue related to multi-currency transactions only.

(9)	Represents revenue earned and reported on payment processing services.
(10)

Represents settled transactions processed using our payment processing services (excluding other transaction types such as authorizations and rate look-ups). For the three months ended March 31, 2014, the total settled transactions processed using our payment processing services was updated from the amount originally reported of 20,819,219 million.

(11)

Represents the total settled dollar volume processed using our payment processing services. For the three months ended March 31, 2014, the total settled dollar volume processed using our payment processing services was updated from the amount originally reported of $1,314,704,264.

Table 3. Reconciliation of Prospective Net Income to Adjusted EBITDA

For the year ending December 31, 2015

	Range
ADJUSTED EBITDA:	Millions

Net income	$6.0	$7.0
Interest expense	—	—
Interest income	—	—
Provision for income taxes	0.6	0.6
Depreciation and amortization	3.2	3.2
Stock-based compensation expense	1.2	1.2
Adjusted EBITDA (non-GAAP)	$11.0	$12.0

Planet Payment, Inc. unaudited consolidated balance sheets

	As of March 31,	As of December 31,
	2015	2014

Current assets:	(unaudited)
Cash and cash equivalents	$11,313,689	$9,837,791
Restricted cash	3,680,925	4,167,560
Accounts receivable, net of allowances of $0.1 million as of March 31, 2015 and December 31, 2014, respectively	7,358,715	6,948,595
Prepaid expenses and other assets	1,682,340	1,136,821
Total current assets	24,035,669	22,090,767
Other assets:
Restricted cash	432,071	432,094
Property and equipment, net	2,181,255	2,139,747
Software development costs, net	4,525,805	4,612,457
Intangible assets, net	1,771,070	2,046,700
Goodwill	285,327	319,671
Security deposits and other assets	2,337,088	2,289,858
Total other assets	11,532,616	11,840,527
Total assets	$35,568,285	$33,931,294
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$474,721	$512,057
Accrued expenses	3,498,067	2,918,645
Due to merchants	3,864,848	4,352,199
Current portion of capital leases	429,979	458,812
Total current liabilities	8,267,615	8,241,713
Long-term liabilities:
Long-term portion of capital leases and deferred revenue	1,476,159	1,560,310
Total long-term liabilities	1,476,159	1,560,310
Total liabilities	9,743,774	9,802,023
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock—10,000,000 shares authorized as of December 31, 2014 and 2013, $0.01 par value: Series A—2,243,750 issued and outstanding as of December 31, 2014 and 2013; $8,975,000 aggregate liquidation preference	22,438	22,438
Common stock—250,000,000 shares authorized as of December 31, 2014 and 2013, $0.01 par value, and 55,519,291 and 55,016,191 shares issued and outstanding as of March 31, 2015, and 55,680,999 and 55,177,899 shares issued and outstanding as of December 31, 2014	555,193	556,810
Treasury stock, at cost, 503,100 shares as of December 31, 2014	(822,603)	(822,603)
Additional paid-in capital	103,519,915	103,277,253
Accumulated other comprehensive (loss) income	(431,205)	(173,774)
Accumulated deficit	(77,019,227)	(78,730,853)
Total stockholders’ equity	25,824,511	24,129,271
Total liabilities and stockholders’ equity	$35,568,285	$33,931,294

Planet Payment, Inc. unaudited consolidated statements of operations (unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
Net revenue	$12,132,770	$11,175,117
Operating expenses:
Cost of revenue:
Payment processing service fees	2,588,204	2,518,821
Processing and service costs	3,237,940	3,714,593
Total cost of revenue	5,826,144	6,233,414
Selling, general and administrative expenses	4,470,400	5,081,793
Restructuring charges	—	629,215
Total operating expenses	10,296,544	11,944,422
Income (loss) from operations	1,836,226	(769,305)
Other income (expense):
Interest expense	(14,613)	(16,170)
Interest income	426	175
Total other income (expense), net	(14,187)	(15,995)
Income (loss) from operations before provision for income taxes	1,822,039	(785,300)
Provision for income taxes	(110,413)	6,010
Net income (loss)	$1,711,626	$(779,290)
Basic net income (loss) per share applicable to common stockholders	$0.03	$(0.01)
Diluted net income (loss) per share applicable to common stockholders	$0.03	$(0.01)
Weighted average common stock outstanding (basic)	53,800,606	53,437,184
Weighted average common stock outstanding (diluted)	54,448,382	53,437,184

Planet Payment, Inc. unaudited consolidated statements of cash flows (unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$1,711,626	$(779,290)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	233,462	311,124
Depreciation and amortization expense	725,173	746,313
(Recovery) Provision for doubtful accounts	(1,007)	3,268
Disposal of property and equipment	—	3,157
Gain on insurance settlement	(517,930)	—
Changes in operating assets and liabilities:
Decrease in settlement assets	486,539	1,496,906
(Increase) decrease in accounts receivables, prepaid expenses and other current assets	(436,702)	346,274
Increase in security deposits and other assets	(47,230)	(107,049)
Increase (decrease) in accounts payable and accrued expenses	454,979	(1,112,427)
Decrease in due to merchants	(487,255)	(1,524,224)
Other	(81,947)	(10,979)
Net cash provided by (used in) operating activities	2,039,708	(626,927)
Cash flows from investing activities:
Decrease (increase) in restricted cash	119	(230,094)
Decrease in merchant reserves	(96)	—
Purchase of property and equipment	(123,817)	(19,756)
Capitalized software development	(287,223)	(397,401)
Purchase of intangible assets	(5,888)	(53,695)
Net cash used in investing activities	(416,905)	(700,946)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	602,572
Principal payments on capital lease obligations	(146,905)	(137,922)
Net cash (used in) provided by financing activities	(146,905)	464,650
Effect of exchange rate changes on cash and cash equivalents	—	—
Net increase (decrease) in cash and cash equivalents	1,475,898	(863,223)
Beginning of period	9,837,791	6,572,468
End of period	$11,313,689	$5,709,245
Supplemental disclosure:
Cash paid for:
Interest	$18,837	$18,272
Income taxes	199,364	180,835
Non cash investing and financing activities:
Assets acquired under capital leases	79,291	163,861
Accrued capitalized hardware, software and fixed assets	38,609	50,401
Capitalized stock-based compensation	10,711	10,352

Planet Payment, Inc.

Notes to unaudited consolidated financial statements

1. Business description and basis of presentation

Business description

Planet Payment, Inc. together with its wholly owned subsidiaries (“Planet Payment,” the “Company,” “we,” or “our”) is a provider of international payment and transaction processing and multi-currency processing services. The Company provides its services to approximately 105,000 active merchant locations in 23 countries and territories across the Asia Pacific region, the Americas, the Middle East, Africa and Europe, primarily through its acquiring bank and processor customers, as well as through its own direct sales force. The Company provides banks and their merchants with innovative services to accept, process and reconcile electronic payments. The Company’s point-of-sale and e-commerce services are integrated within the payment card transaction process enabling its acquiring customers to process and reconcile payment transactions in multiple currencies, geographies and channels. The Company’s ATM services provide its domestic and international acquirers with additional processing capabilities to help them increase revenue and improve customer satisfaction. The Company also offers non-financial transaction processing services that allow merchants to offer a range of commercial services including pre-paid mobile phone top-up and bill payments using the same point-of-sale devices deployed to accept payment cards. The Company is a registered third party processor with the major card associations and operates in accordance with industry standards, including the Payment Card Industry, or PCI, Security Council’s Data Security Standards.

Company structure

Planet Payment was incorporated in the State of Delaware on October 12, 1999 as Planet Group Inc. and changed its name to Planet Payment, Inc. on June 18, 2007.

From March 2006 to August 2014, shares of the Company’s common stock traded on the AIM market of the London Stock Exchange plc, or AIM under the symbol “PPT”. From March 2006 to June 2013 shares of our common stock also traded on AIM under the symbol “PPTR.” From November 2008 until December 2012, shares of our common stock traded on the OTCQX market under the symbol “PLPM.” On December 17, 2012 shares of our common stock began trading on The NASDAQ Stock Market under the symbol “PLPM.”

Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

The accompanying consolidated financial statements include the accounts of Planet Payment, Inc. and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.